Exhibit 32
Certification of the Chief Executive Officer and the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Wynn Resorts, Limited (the “Company”) for the quarter ended September 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Craig S. Billings, as Chief Executive Officer of the Company, and Julie Cameron-Doe, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Craig S. Billings
Name:	Craig S. Billings
Title:	Chief Executive Officer
(Principal Executive Officer)
Date:	November 4, 2024

/s/ Julie Cameron-Doe
Name:	Julie Cameron-Doe
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)
Date:	November 4, 2024
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wynn Resorts, Limited and will be retained by Wynn Resorts, Limited and furnished to the Securities and Exchange Commission or its staff upon request.